Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS THIRD QUARTER 2007
FINANCIAL RESULTS

LOS ANGELES, November 6, 2007 – Maguire Properties, Inc. (NYSE: MPG), a Southern California focused real estate investment trust, today reported results for the quarter ended September 30, 2007.

Significant Third Quarter and Recent Events

Financing Activities -

▪
On September 12, 2007, we completed a new $400.0 million, five-year financing with Eurohypo AG, New York Branch, at a variable rate of LIBOR plus 1.60% for KPMG Tower in Downtown Los Angeles.  The LIBOR rate has been fixed at 5.564% through an interest rate swap, resulting in an all inclusive rate of 7.16% for this loan.

▪	On September 14, 2007, we fully retired the $400.0 million term loan incurred in connection with our acquisition of the Southern California Equity Office Properties portfolio.

▪
As of September 30, 2007, approximately 87% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.6% on an interest-only basis with a remaining term of approximately eight years.

Property Dispositions -

▪	On July 2, 2007, we completed the disposition of Pacific Center in Mission Valley, California.

▪	On September 26, 2007, we completed the disposition of Regents Square in La Jolla, California.

▪	On October 26, 2007, we completed the disposition of 18301 Von Karman in Irvine, California.

▪	Based on sales through October 31, 2007, we have achieved approximately 65% of our previously stated $2.0 billion asset disposition goal.

▪	Year to date sales generated from dispositions in San Diego and Orange County total $1.3 billion, generating net proceeds of approximately $400 million.

Leasing Activity -

▪
During the third quarter, we completed new leases and renewals totaling approximately 850,000 square feet (including our pro rata share of joint venture properties), including a new lease with Latham & Watkins for approximately 296,000 square feet taking occupancy in KPMG Tower in May 2008 upon relocation and expansion from its existing space at U.S. Bank Tower.  Additionally, this quarter’s activity includes an early lease renewal of Holland & Knight at U.S. Bank Tower for approximately 58,000 square feet and a new lease with Dick Clark Productions at Lantana for approximately 22,000 square feet.

Other  -

▪
The Company has cash on hand of $475.0 million as of September 30, 2007 including $258.0 million in restricted cash and $217.0 million in unrestricted cash.  Restricted cash includes $152.0 million in leasing and capital reserves as well as $28.0 million in debt service reserves, of which $91.0 million of the leasing reserves and all of the debt service reserves are related to the Equity Office Portfolio properties.

Third Quarter 2007 Financial Results

Net income available to common stockholders for the quarter ended September 30, 2007 was $81.7 million, or $1.74 per diluted share, compared to net loss available to common stockholders of $10.2 million, or $0.22 per diluted share, for the quarter ended September 30, 2006.

Funds from Operations (FFO) available to common stockholders for the quarter ended September 30, 2007 was $8.9 million, or $0.19 per diluted share before loss from early extinguishment of debt compared to our share of FFO available to common stockholders of $24.4 million before loss from early extinguishment of debt, or $0.51 per diluted share, for the quarter ended September 30, 2006.

FFO available to common stockholders for the quarter ended September 30, 2007 was impacted by a non-recurring $13.4 million charge from early extinguishment of debt.  FFO available after the non-recurring charge was $(2.7) million or $(0.06) per diluted share.

The weighted average number of common and common equivalent shares outstanding for the quarter ended September 30, 2007 was 46,893,916.  The weighted average number of common shares used to calculate both basic and diluted earnings per share for the quarter ended September 30, 2006 was 46,565,959 due to our net loss position.  The weighted average number of common and common equivalent shares outstanding for the quarter ended September 30, 2006 was 47,441,336.

As of September 30, 2007, our portfolio was comprised of whole or partial interests in approximately 35 million square feet, consisting of 38 office and retail properties totaling approximately 21 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 47,000 vehicles.  We also own undeveloped land that we believe can support up to approximately 16 million square feet of office, hotel, retail, residential and structured parking.

Teleconference and Webcast

Maguire Properties will conduct a conference call and audio webcast at 10:00 A.M. Pacific Time (1:00 p.m. Eastern Time) tomorrow, Wednesday, November 7, 2007, to discuss the financial results of the third quarter and provide a Company update.  The conference call can be accessed by dialing (800) 443-9874 (Domestic) or (706) 634-1231 (International); ID number 15995405.  The conference call can also be accessed via audio webcast through the Investor Relations section of the Company’s website, located at www.maguireproperties.com, or can be accessed through CCBN at www.streetevents.com.  A replay of the conference call will be available approximately two hours following the call through November 14, 2007.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is number 15995405.  A webcast replay will also be available through the Investor Relations section of the Company’s website, located at www.maguireproperties.com, or through CCBN at www.streetevents.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with the potential failure to manage effectively the Company’s growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 9, 2007.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share data)

	September 30, 2007	December 31, 2006

ASSETS
Investments in real estate	$5,464,836	$3,374,671
Less: accumulated depreciation	(441,026)	(357,422)
Net investments in real estate	5,023,810	3,017,249

Cash and cash equivalents	217,156	101,123
Restricted cash	257,733	99,150
Rents and other receivables, net	27,029	19,766
Deferred rents	45,495	39,262
Due from affiliates	3,366	8,217
Deferred leasing costs and value of in-place leases, net	234,376	146,522
Deferred loan costs, net	42,199	23,808
Acquired above market leases, net	29,987	21,848
Other assets	11,283	10,406
Investment in unconsolidated joint venture	19,557	24,378
Total assets	$5,911,991	$3,511,729

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Mortgage and other secured loans	$5,066,116	$2,794,349
Accounts payable and other liabilities	195,030	153,046
Dividends and distributions payable	24,892	24,934
Capital leases payable	4,922	5,996
Acquired below market leases, net	174,680	72,821
Total liabilities	5,465,640	3,051,146

Minority interests	26,624	28,671
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
7.625% Series A Cumulative Redeemable Preferred Stock, $25.00
liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common Stock, $0.01 par value, 100,000,000 shares authorized,
47,182,636 and 46,985,241 shares issued and outstanding at
September 30, 2007 and December 31, 2006, respectively	472	470
Additional paid-in capital	689,839	680,980
Accumulated deficit and dividends	(268,830)	(257,124)
Accumulated other comprehensive (loss) income, net	(1,854)	7,486
Total stockholders’ equity	419,727	431,912
Total liabilities, minority interests and stockholders’ equity	$5,911,991	$3,511,729

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Revenue:
Rental	$98,313	$59,393	$244,486	$182,453
Tenant reimbursements	27,782	20,981	76,156	62,450
Hotel operations	6,705	6,551	19,954	20,115
Parking	12,889	9,202	34,924	29,425
Management, leasing and development services	1,716	2,901	6,586	6,017
Interest and other	5,521	6,572	10,497	9,783
Total revenue	152,926	105,600	392,603	310,243

Expenses:
Rental property operating and maintenance	35,625	21,765	88,679	61,770
Hotel operating and maintenance	4,208	4,243	12,598	12,690
Real estate taxes	14,467	6,839	34,902	23,625
Parking	4,239	3,132	10,911	9,017
General and administrative	8,973	8,559	27,888	23,155
Other expense	1,949	136	3,127	527
Depreciation and amortization	60,421	30,594	144,317	92,939
Interest	70,081	30,147	162,182	91,124
Loss from early extinguishment of debt	12,440	3,829	20,776	8,579
Total expenses	212,403	109,244	505,380	323,426
Loss from continuing operations before equity in net loss
of unconsolidated joint venture and minority interests	(59,477)	(3,644)	(112,777)	(13,183)
Equity in net loss of unconsolidated joint venture	(485)	(149)	(1,723)	(2,959)
Gain on sale of real estate	–	–	–	108,469
Minority interests allocated to continuing operations	8,777	1,166	17,486	(11,560)
(Loss) income from continuing operations	(51,185)	(2,627)	(97,014)	80,767

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate and minority interests	(2,214)	(3,299)	(14,874)	(7,468)
Gain on sale of real estate	161,497	–	195,387	–
Minority interests allocated to discontinued operations	(21,598)	449	(24,484)	1,031
Income (loss) from discontinued operations	137,685	(2,850)	156,029	(6,437)

Net income (loss)	86,500	(5,477)	59,015	74,330
Preferred stock dividends	(4,766)	(4,766)	(14,298)	(14,298)

Net income (loss) available to common stockholders	$81,734	$(10,243)	$44,717	$60,032

Basic income (loss) per common share:
(Loss) income from continuing operations available to common stockholders	$(1.20)	$(0.16)	$(2.38)	$1.44
Income (loss) from discontinued operations	2.94	(0.06)	3.34	(0.14)
Net income (loss) available to common stockholders	$1.74	$(0.22)	$0.96	$1.30
Weighted average number of common shares outstanding	46,870,588	46,565,959	46,710,150	46,151,631

Diluted income (loss) per common share:
(Loss) income from continuing operations available to common stockholders	$(1.19)	$(0.16)	$(2.38)	$1.42
Income (loss) from discontinued operations	2.93	(0.06)	3.34	(0.14)
Net income (loss) available to common stockholders	$1.74	$(0.22)	$0.96	$1.28
Weighted average number of common and common equivalent shares outstanding	46,893,916	46,565,959	46,767,168	46,986,534

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Reconciliation of net income (loss) to funds
from operations:
Net income (loss) available to common stockholders	$81,734	$(10,243)	$44,717	$60,032

Add: Depreciation and amortization of real estate assets	61,353	34,156	150,844	103,772
Depreciation and amortization of real estate assets -
unconsolidated joint venture (a)	2,434	2,095	7,313	7,945
Minority interests	12,821	(1,615)	6,998	10,529

Deduct: Gain on sale of real estate	161,497	–	195,387	108,469

Funds from operations available to common stockholders
and unit holders (FFO) (b)	$(3,155)	$24,393	$14,485	$73,809

Company share of FFO (c)	$(2,727)	$21,071	$12,511	$63,457

FFO per share - basic	$(0.06)	$0.45	$0.27	$1.37
FFO per share - diluted	$(0.06)	$0.44	$0.27	$1.35

Weighted average number of common shares outstanding - basic	46,870,588	46,565,959	46,710,150	46,151,631
Weighted average number of common and common
equivalent shares outstanding - diluted	46,893,916	47,441,336	46,767,168	46,986,534

Reconciliation of FFO to FFO before loss from early
extinguishment of debt:
FFO available to common stockholders and unit holders (FFO)	$(3,155)	$24,393	$14,485	$73,809
Add: Loss from early extinguishment of debt included
in continuing operations	12,440	3,829	20,776	8,579
Loss from early extinguishment of debt included
in discontinued operations	991	–	9,882	–

FFO before loss from early extinguishment of debt (b)	$10,276	$28,222	$45,143	$82,388

Company share of FFO before loss from
early extinguishment of debt (c)	$8,883	$24,379	$39,008	$70,853

FFO per share before loss from early
extinguishment of debt - basic	$0.19	$0.52	$0.84	$1.54

FFO per share before loss from early
extinguishment of debt - diluted	$0.19	$0.51	$0.83	$1.51

__________
(a)	Amount represents our 20% ownership interest in the MMO Joint Venture.
(b)
FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from disposition of property, extraordinary items, real-estate related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. These losses represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a floating interest rate instead of a fixed interest rate) , (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other equity REITs May not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO May not be comparable to such other equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our operating partnership of approximately 86.4% for all periods presented.